                                                                   Exhibit 1(b)




                             UNDERWRITING AGREEMENT

                                                               ________ __, 199_

Textron Inc.
40 Westminster Street
Providence, Rhode Island  02903
Dear Sirs:

                 We (the "Managers") understand that Textron Inc., a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate principal amount of its [Full Title of Debt Securities] (the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the Managers agree to purchase, severally and not jointly, the principal amounts of the Offered Securities set forth opposite their names below at _______% of their principal amount, together with accrued interest from _______ __, 199_ to the date of payment and delivery.

                                             Principal
                                             Amount of
     Name                                    Offered Securities
     ----                                    ------------------
[Names of Underwriters]                     $


                                    Total:  $
                                            ============

                 Upon delivery of the Offered Securities, the Underwriters will make payment therefor at the offices of __________________, at 10:00 A.M. (New York time) on ______ __, 199_ or at such other time, not later than ______ __, 199_ as shall be designated by the Managers.

          The Offered Securities shall have the following terms:

     Maturity:

     Interest Rate:

     Interest Payment Dates:

     Redemption Provisions:

     Initial Price to Public:

                 All the provisions contained in the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt) dated October__, 1995 a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                 Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us and in addition have an authorized officer send us no later than 9:00 a.m. (New York City time), ______ __, 199_ by wire, telex or other written means, the following message:

                 "We have entered into the Underwriting Agreement dated ______ __, 199_ relating to the Offered Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                                 Very truly yours,

                                                 [Names of Managers]


                                                 Acting severally on behalf of
                                                 themselves and the several
                                                 Underwriters named herein

                                                 By: [Lead Manager]

                                                 By: ________________________
                                                     Title:

Accepted:

TEXTRON INC.


By:_____________________

                                  TEXTRON INC.




                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)





October __, 1995

                 From time to time, Textron Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                       I.

                 The Company proposes to issue from time to time (i) senior debt securities (the "Senior Securities") to be issued pursuant to the provisions of the Indenture, dated as of April 15, 1987, as supplemented by the First Supplemental Senior Indenture, dated as of March 15, 1988, and the Second Supplemental Senior Indenture, dated as of October __, 1995, between the Company and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as Trustee, as the same may be from time to time amended or supplemented (the "Senior Indenture"); (ii) subordinated debt securities (the "Subordinated Securities") to be issued pursuant to the provisions of the Indenture, dated as of May 1, 1985, as supplemented by the First Supplemental Subordinated Indenture, dated as of December 18, 1986, and the Second Supplemental Subordinated Indenture, dated as of October __, 1995, between the Company and The Chase Manhattan Bank, N.A., as Trustee, as the same may be from time to time amended or supplemented (the "Subordinated Indenture") and (iii) junior subordinated securities (the "Junior Subordinated Securities") to be issued pursuant to the provisions of the Indenture, dated as of October __, 1995, between the Company and The Chase Manhattan Bank, N.A., as Trustee, as the same may be from time to time amended or supplemented (the "Junior Subordinated Indenture"). The term Securities means the Senior Securities, the Subordinated Securities and the Junior Subordinated Securities. The term Indenture means the Senior Indenture, the Subordinated Indenture or the Junior Subordinated Indenture. The Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of

1933. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                 The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                      II.

                 If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Managers as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

                 If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Managers determine that such reduction shall be otherwise and so advises the Company.



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
                                      III.

                 The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Managers' judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                      IV.

                 Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery.
The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.


                                       V.

                 The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

                 (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened;




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
                 (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (iii) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                 (b) The Managers shall have received on the Closing Date an opinion of counsel for the Company identified in Exhibit A hereto, dated the Closing Date, to the effect set forth in Exhibit A.

                 (c) The Managers shall have received on the Closing Date an opinion of counsel for the Underwriters identified in Exhibit B hereto, dated the Closing Date, to the effect set forth in Exhibit B.

                 (d) The Managers shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Managers, from Ernst & Young independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.


                                      VI.

                 In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

                 (a) To furnish the Managers, without charge, four signed copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Managers may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Managers a copy of each such proposed amendment or supplement.

                 (c) If, during such period after the first date of the public offering of the Offered Securities, as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                 (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may designate.

                 (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations thereunder.

                 (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Managers.


                                      VII.

                 The Company represents and warrants to each Underwriter that
(i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions (a) in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein or (b) in the Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939 of the trustees under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture.

                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein.

                 Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or relating proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matters of such proceeding.

                 If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

                 The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                     VIII.

                 This Agreement shall be subject to termination in the absolute discretion of the Managers, by notice given to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Offered Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of the Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate principal amount of the Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of the Offered Securities which any Underwriter has agreed to purchase hereunder be increased pursuant to this
Article VIII by an amount in excess of one-ninth of such principal amount of the Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Offered Securities which it or they agreed to purchase hereunder and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is more than one-tenth of the aggregate principal amount of the Offered Securities, and arrangements satisfactory to you and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph or any such termination shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                      IX.

                 If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I




                           DELAYED DELIVERY CONTRACT




                                   [insert date]




Dear Sirs:

                 The undersigned hereby agrees to purchase from Textron Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned

                                       $

principal amount of the Company's [state title of issue] (the "Securities"), offered by the Company's Prospectus dated ___________, 1995 and Prospectus Supplement dated ____________, 1995, receipt of copies of which are hereby acknowledged, at a purchase price of ___ of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

                 The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:


    Delivery               Principal          Plus Accrued
      Date                  Amount            Interest From:
    --------               ---------          -------------
_________________      $________________     _______________

_________________      $________________     ________________

_________________      $________________     ________________

    Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

             Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of _____________, New York, N.Y., at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

             The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

             Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

             This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

             If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.



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
             This contract shall be governed by and construed in accordance with the laws of the State of New York.


                         Yours very truly,


                         ______________________________
                                  (Purchaser)


                         By____________________________

                         ______________________________
                                  (Title)



                         ______________________________
                                  (Address)

Accepted:

TEXTRON INC.


By_________________________
   Title:

                PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

             The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please Print.)




                               Telephone No.
       Name                (Including Area Code)          Department
     --------               -------------------           ----------
 ___________________      ______________________      __________________

 ___________________      ______________________      __________________

 ___________________      ______________________      __________________

 ___________________      ______________________      __________________

 ___________________      ______________________      __________________

                                                                       EXHIBIT A




                      OPINION OF EXECUTIVE VICE PRESIDENT
                       AND GENERAL COUNSEL OF THE COMPANY


                 The opinion of Executive Vice President and General Counsel of the Company, to be delivered pursuant to Article V, paragraph (b) of the document entitled Textron Inc. Underwriting Agreement Standard Provisions
(Debt) shall be to the effect that:

                 (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification and where the failure to be so qualified or in good standing would have a material adverse effect upon its operations or financial condition,

                 (ii) Avco Corporation, Textron Financial Corporation, Avco Financial Services, Inc. and Bell Helicopter Textron Inc. have been duly incorporated, are validly existing as corporations in good standing under the laws of the State of Delaware and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or the ownership or leasing of their respective property requires such qualification and where the failure to be so qualified or in good standing would have a material adverse effect upon their respective operations or financial conditions,

                 (iii) the Senior[1] Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and has been duly





__________________________________

     [1]Substitute "Junior Subordinated" or "Subordinated" for "Senior" if the Offered Securities are Junior Subordinated Securities or Subordinated Securities.

         qualified under the Trust Indenture Act of 1939, as amended,

                 (iv) the Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Senior[2] Indenture and delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits of the Senior[2] Indenture, except as (1) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability,

                 (v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company,

                 (vi) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company, and are valid and binding agreements of the Company enforceable in accordance with their respective terms, except as (1) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability,

                 (vii) the execution, delivery and performance by the Company of the Underwriting Agreement will not contravene any provision of applicable law, except as rights to indemnity thereunder may be limited by applicable law,

                 (viii) the execution, delivery and performance of the Underwriting Agrement by the Company will not contravene any provision of the restated certificate of incorporation or by-laws of the Company or, to the best knowledge of such counsel, any agreement or other instrument binding upon the Company, and (assuming compliance with applicable state securities and Blue Sky laws) no consent, approval or authorization of any governmental body is required for the performance of





__________________________________

     [2]Substitute "Junior Subordinated" or "Subordinated" for "Senior" if the Offered Securities are Junior Subordinated Securities or Subordinated Securities.

         the Underwriting Agreement, except such as are specified and have been obtained,

                 (ix) the statements in the Prospectus under "Description of the Securities", "Description of the [Offered Securities]", "Plan of Distribution" and "Underwriters", insofar as such statements constitute a summary of the Underwriting Agreement, the Senior[3] Indenture and the Offered Securities, fairly present the information called for by Form S-3 under the Securities Act of 1933 ("Form S-3") with respect to such documents,

                 (x) the statements in the Prospectus incorporated by reference under "Legal Proceedings", insofar as such statements constitute a summary of the proceedings referred to therein, fairly present the information called for by Form S-3 with respect to such proceedings, and

                 (xi) such counsel (1) is of the opinion that each document filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus (except as to financial statements contained therein, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Securities, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable, (except as to financial statements contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and
         (4) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement





__________________________________

     [3]Substitute "Junior Subordinated" or "Subordinated" for "Senior" if the Offered Securities are Junior Subordinated Securities or Subordinated Securities.

         did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the Textron Inc. Underwriting Agreement Standard Provisions (Debt). In rendering such opinion, such counsel may rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B




                FORM OF OPINION OF COUNSEL FOR THE UNDERWRITERS



                 The opinion of ______________, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document entitled Textron Inc. Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

               (i) the Senior[1] Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and has been duly qualified under the Trust Indenture Act of 1939, as amended,

               (ii) the Offered Securities, when executed and authenticated in accordance with the provisions of the Senior[1] Indenture and delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits of the Senior[1] Indenture, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability,

               (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company,





__________________________________

     [1]Substitute "Junior Subordinated" or "Subordinated" for "Senior" if the Offered Securities are Junior Subordinated Securities or Subordinated Securities.

               (iv) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their respective terms, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability,

               (v) the statements in the Prospectus under "Description of the Securities", "Description of the [Offered Securities]", "Plan of Distribution" and "Underwriters", insofar as such statements constitute a summary of the Underwriting Agreement, the Senior[2] Indenture and the Offered Securities, fairly present the information called for by Form S-3 under the Securities Act of 1933 ("Form S-3") with respect to such documents, and

               (vi) such counsel (1) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (2) believes that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but is without independent check or verification except as specified.





__________________________________

     [2]Substitute "Junior Subordinated" or "Subordinated" for "Senior" if the Offered Securities are Junior Subordinated Securities or Subordinated Securities.

                 Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the Textron Inc. Underwriting Agreement Standard Provisions (Debt).




                                      3